Exhibit 10.1

AMENDMENT TO INVESTMENT AGREEMENT

THIS AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”) is made and entered into as of [•], 2023, and shall be effective as of the Closing (defined below), by and among (i) Worldwide Webb Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), (ii) Worldwide Webb Acquisition Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), and (iii) [•] (“Investor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Investment Agreement (as defined below) (and if such term is not defined in the Investment Agreement, then in the BCA (as defined below)).

RECITALS

WHEREAS, the SPAC, the Sponsor and the Investor are parties to that certain Investment Agreement, dated as of [•], 2021 (the “Original Agreement” and, as amended by this Amendment, the “Investment Agreement”), pursuant to which, among other matters, (i) Investor purchased from the Sponsor Class B ordinary shares, par value $0.0001 per share, of the SPAC, and; (ii) Investor agreed to adhere to certain transfer restrictions with respect to the Transferred Shares and the Class A Common Shares;

WHEREAS, on March 11, 2023, the SPAC, WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned Subsidiary of the SPAC (the “Amalgamation Sub”), and Aark Singapore Pte. Ltd (“AARK”), a Singapore private company limited by shares, entered into that certain Business Combination Agreement (the “BCA”). The BCA provides that, among other thigs, at the closing (the “Closing”) of the transactions that it contemplated, in accordance with Section 215A of the Singapore Companies Act, Amalgamation Sub and AARK will amalgamate and continue as one company (the “Amalgamation”), with AARK being the surviving entity and becoming a subsidiary of the SPAC. Since Aeries Technology Group Business Accelerators Private Limited, an Indian private company limited by shares, is a subsidiary of AARK, upon the closing of the Business Combination (as defined below) it will be an indirect subsidiary of the SPAC. In connection with the Business Combination, the SPAC will change its name to “Aeries Technology, Inc.”;

WHEREAS, the parties hereto desire to amend the Original Agreement as provided herein; and

WHEREAS, pursuant to Section 6(c) of the Original Agreement, the Original Agreement can be amended with the written consent by all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Amendment to the Investment Agreement. The Parties hereby agree to the following amendment to the Investment Agreement:

(a)	Section 5(a) is amended by deleting the first sentence of Section 5(a) and replacing it with the following:

“Investor agrees with the SPAC not to transfer, assign or sell any Transferred Shares or the Class A Common Shares, par value $0.0001 per share (the “Class A Common Shares”), issuable upon conversion of the Transferred Shares held by it until the earlier of (i) 150 days after the date the SPAC consummates a Business Combination (as defined below) or (ii) subsequent to a Business Combination, the date on which the SPAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Common Shares for cash, securities or other property.”

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall become effective upon the Closing. In the event that the BCA is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

5. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Investment Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Investment Agreement, as amended by this Amendment (or as the Investment Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement.

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amendment to Investment Agreement as of the date first above written.

INVESTOR:
[•]

By:
Name: [•]
Title: [•]

SPAC:

WORLDWIDE WEBB ACQUISITION CORP. A Cayman Islands exempted company

By:
Name: Daniel S. Webb
Title: Chief Executive Officer

SPONSOR:

WORLDWIDE WEBB ACQUISITION SPONSOR, LLC A Cayman Islands limited liability company

By:
Name: Daniel S. Webb
Title: Managing Member

Signature Page to Amendment to Investment Agreement